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Exhibit 1.1

5,000,000 Common Units

COPANO ENERGY, L.L.C.

Representing Limited Liability Company Interests

UNDERWRITING AGREEMENT

                    , 2004

RBC Capital Markets Corporation
KeyBanc Capital Markets, a Division of McDonald Investments Inc.
Sanders Morris Harris Inc.
c/o RBC Capital Markets Corporation
60 South Sixth Street
Minneapolis, MN 55402

Ladies and Gentlemen:

        Copano Energy, L.L.C., a Delaware limited liability company (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 5,000,000 common units (the "Firm Units") representing limited liability company interests of the Company ("Common Units"). The respective amounts of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 750,000 additional Common Units (the "Option Units") as set forth below. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are collectively called the "Units." This is to confirm the agreement among (i) the Company, (ii) Copano Pipelines Group, L.L.C., a Delaware limited liability company ("CPG"), (iii) Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company ("CWDPL LLC"), (iv) Copano/Webb-Duval Pipeline, L.P., a Delaware limited partnership ("CWDPL LP"), (v) Copano Houston Central, L.L.C., a Delaware limited liability company ("Central"), and the Underwriters concerning the purchase of the Units from the Company by the Underwriters. The Company, CPG, CWDPL LLC, CWDPL LP and Central are referred to collectively as the "Copano Parties."

        It is understood and agreed to by all parties that the Company was formed to, directly or indirectly, own networks of natural gas gathering and intrastate transmission pipelines in the Texas Gulf Coast region, as described more particularly in the Prospectus (as defined herein). It is further understood and agreed to by all parties that, as of the First Closing Date (as defined herein):

          (i)  Copano Field Services/Central Gulf Coast (Texas), L.L.C., a Texas limited liability company ("CFS/CGC GP"), will merge into Copano Field Services/Central Gulf Coast (Delaware), L.L.C., a Delaware limited liability company ("CFS/CGC Del GP");

         (ii)  Copano Field Services L.L.C., a Texas limited liability company ("Copano Field Services"), will merge into [Newco 1];

        (iii)  Copano Pipelines L.L.C., a Texas limited liability company ("Copano Pipelines"), will merge into [Newco 2];

        (iv)  Copano Pipelines (Texas), L.L.C. a Texas limited liability company ("Copano Pipelines (Texas)"), will merge into [Newco 3];

         (v)  Copano Energy Services L.L.C., a Texas limited liability company ("Copano Energy Services"), will merge into [Newco 4];

        (vi)  Copano Energy Services (Texas), L.L.C., a Texas limited liability company ("Copano Energy Services (Texas)"), will merge into [Newco 5];

       (vii)  Copano NGL Services (Texas), L.L.C., a Texas limited liability company ("Copano NGL Services (Texas)"), will merge into [Copano NGL Services (Del), L.L.C.], a Delaware limited liability company ("NGL Del")

      (viii)  Copano Processing (Texas), L.L.C., a Texas limited liability company ("Copano Processing (Texas)"), will merge into Copano Processing (Del), L.L.C., a Delaware limited liability company ("Processing Del");

        (ix)  all but a 0.001% interest in the Copano Partnerships (as defined below) owned by Copano Field Services, Copano Pipelines (Texas), Copano Energy Services, Copano Energy Services (Texas) and Copano Processing (Texas), respectively, will be converted to a limited partner interest and be distributed by the respective general partner of each of the Copano Partnerships to Copano General Partners, Inc., a Delaware corporation ("CGPI");

         (x)  CGPI will distribute its limited partner interests in each of the Copano Partnerships to CPG;

        (xi)  the warrants which were issued by Copano Energy Holdings, L.L.C., a Delaware limited liability company (subsequently merged with the Company), to CSFB and EnCap (both as defined herein) will be exercised and all units other than the preferred units (the "Preferred Units") in Copano held by the preferred owners (the "Preferred Owners") will be converted to 2,038,252 Common Units and 3,519,126 Subordinated Units on a pro rata basis;

       (xii)  the public offering of the Firm Units contemplated hereby (the "Offering") will be consummated;

      (xiii)  the Company will redeem the Preferred Units for $[    ] million and contribute the balance of the proceeds of the Offering to CPG and/or Central, which will use the proceeds to retire debt [description coming];

      (xiv)  Central will borrow $[    ] million and use the proceeds, after expenses, to retire debt. [description coming];

       (xv)  all but a 0.001% interest in Copano Field Services/Central Gulf Coast, L.P., a Texas limited partnership ("CFS/CGC LP"), owned by CFS/CGC GP will be converted to a limited partner interest and will distributed by CFS/CGC GP to CPG;

      (xiv)  all but a 0.001% interest in Copano NGL Services, L.P., a Texas limited partnership ("Copano NGL"), and Copano Processing, L.P., a Texas limited partnership ("Copano Processing"), owned by Copano NGL Del and Processing Del, respectively, will be converted to a limited partner interest and will be distributed by Copano NGL Del and Processing Del, respectively, to Central;

     (xvii)  Copano will convey its limited partner interest in CWDPL LP to [CWDPL, LP Holding LLC], a Delaware limited liability company ("CWDPL Holding");

    (xviii)  CPG will convey its limited partner interest in CFS/CGC LP to [CFS/CGC L.P. Holding LLC], a Delaware limited liability company ("CFS/CGC Holding");

      (xix)  Central will convey its limited partner interest in Copano NGL to [Additional Partnership Holding LLC], a Delaware limited liability company ("Additional Holding");

       (xx)  Central will convey its limited partner interest in Copano Processing to Additional Holding; and

      (xxi)  CPG will convey its limited partner interest in the Copano Partnerships to CFS/CGC Holding.

        The transactions described in the immediately preceding paragraph are referred to collectively as the "Transactions." In connection with the Transactions, the parties to the Transactions entered or will enter into various bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the "Contribution Documents"). The mergers described in the immediately preceding paragraph are referred to collectively as the "Mergers," the conversions described in the immediately preceding paragraph are referred to collectively as the "Conversions" and the distributions and conveyances described in the immediately preceding paragraph are referred to collectively as the "Distributions." In connection with the consummation of the Mergers, the Conversions and the Distributions, the Company's subsidiaries and certain of their predecessors entered into, as applicable, merger agreements, limited liability company agreements and certificates and articles of merger and articles of conversion (the "Merger and Conversion Documents"). The Contribution Documents, the Merger and Conversion Documents and the Administrative Services Agreement

to be dated the First Closing Date among [    ] are referred to collectively as the "Transaction Documents."

        On or before the First Closing Date, CPG, CFSCB LP, CFSAD LP, CFSST LP, CFSUGC LP, CFSLO LP, CFS/CGC LP, CPSST LP, CPSUGC LP, CPSH LP and CPSH LP will have entered into a Second Amendment to the Amended and Restated Credit Agreement, dated February 13, 2004, and related financing documents (collectively, the "CPG Credit Agreement Amendment") providing for a $[    ] million capital expenditure revolving credit facility and Central, Copano Processing and Copano NGL will have entered into a credit agreement and related financing documents (collectively, the "Central Credit Agreement") providing for a $12.0 million capital expenditure revolving credit facility. The CPG Credit Agreement Amendment and the Central Credit Agreement are referred to collectively as the "Credit Agreements."

        Copano NGL, Copano Processing, CFS/CGC LP and the following Texas limited partnerships are referred to collectively as the "Copano Partnerships":

          (i)  Copano Field Services/Copano Bay, L.P. ("CFSCB LP");

         (ii)  Copano Field Services/South Texas, L.P. ("CFSST LP");

        (iii)  Copano Field Services/Agua Dulce, L.P. ("CFSAD LP");

        (iv)  Copano Field Services/Upper Gulf Coast, L.P. ("CFSUGC LP");

         (v)  Copano Field Services/Live Oak, L.P. ("CFSLO LP");

        (vi)  Copano Pipelines/South Texas, L.P. ("CPSST LP");

       (vii)  Copano Pipelines/Upper Gulf Coast, L.P. ("CPSUGC LP");

      (viii)  Copano Pipelines/Hebbronville, L.P. ("CPSH LP");

        (ix)  Copano Pipelines/Texas Gulf Coast, L.P. ("CPSTGC LP");

         (x)  Copano Energy Services/Upper Gulf Coast, L.P. ("CESUGC LP"); and

        (xi)  Copano Energy Services/Texas Gulf Coast, L.P. ("CESTGC LP").

        The Copano Parties, the Copano Partnerships, CFS/CGC Del GP, Copano Field Services, Copano Pipelines, Copano Pipelines (Texas), Copano Energy Services, Copano Energy Services (Texas), NGL Del, Processing Del, CGPI, CWDPL Holding, CFS/CGC Holding, Additional Holding and Webb/Duval Gatherers, a Texas limited partnership [confirm] ("Webb/Duval", are referred to collectively as the "Copano Entities."

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        1.    Representations and Warranties of the Copano Parties.    The Copano Parties represent and warrant to each of the Underwriters as follows:

        (a)   Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-117825) with respect to the Units has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of Units. If the Company has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

        (b)   No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus conforms, and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of the statements made by the Company in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Company or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the

Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or Prospectus.

        (c)   Formation and Qualification of Delaware Limited Liability Companies. Each of the Company, CPG, Central, CWDPL LLC, CFS/CGC Del GP, CWDPL Holding, CFS/CGC Holding, Additional Holding, NGL Del and Processing Del (collectively, the "Delaware LLCs") has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the "Delaware LLC Act"), and is, or at each Closing Date (as defined in Section 2) will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, members' equity, results of operations, business or prospects of the Copano Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the members of the Company to any material liability or disability. Each of the Delaware LLCs has all limited liability company power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and Prospectus.

        (d)   Formation and Qualification of Delaware Limited Partnership. CWDPL LP has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware LP Act") and is, or at each Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability. CWDPL LP has all partnership power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

        (e)   Formation and Qualification of Delaware Corporation. CGPI has been duly formed and is validly existing as a corporation in good standing under the Delaware General Corporation Law (the "DGCL"), and is, or at each Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability. CGPI has all corporate power and authority necessary to own or lease its properties, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

        (f)    Formation and Qualification of Texas Limited Partnerships. Webb/Duval and each of the Copano Partnerships (collectively, the "Texas LPs") has been duly formed and is validly existing as a limited partnership in good standing under the Texas Revised Limited Partnership Act (the "Texas LP Act") and is, or at each Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability. Each of the Texas LPs has all partnership power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

        (g)   Formation and Qualification of Texas Limited Liability Companies. Each of Copano Field Services, Copano Pipelines, Copano Pipelines (Texas), Copano Energy Services and Copano Energy Services (Texas) (collectively, the "Texas LLCs") has been duly formed and is validly existing as a limited liability company in good standing under the Texas Limited Liability Company Act (the "Texas LLC Act"), and is, or at each Closing Date will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the members of the Company to any material liability or disability. Each of the Texas LLCs has all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Closing Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

        (h)   Ownership of the Existing Investor Units. Assuming no purchase by the Underwriters of Option Units on the First Closing Date, at the First Closing Date, after giving effect to the Transactions, (i) affiliates of the Company's management will own 827,132 Common Units and 1,428,078 Subordinated Units, (ii) DLJ Merchant Banking Partners III, L.P. and affiliated funds, which are affiliates of Credit Suisse First Boston Private Equity ("CSFB"), will own 605,560 Common Units and 1,045,524 Subordinated Units and (iii) EnCap Energy Capital Fund III, L.P. and affiliated funds, which are affiliated funds of EnCap Investments L.P. ("EnCap"), will own 605,560 Common Units and 1,045,524 Subordinated Units (collectively, the "Existing Investor Units"). Such affiliates of the Company's management, DLJ Merchant Banking Partners III, L.P. and EnCap Energy Capital Fund III, L.P. are referred to collectively as the "Existing Investors." At each Closing Date, all of such Existing Investor Units and the limited liability company interests represented thereby will be duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company (the "Limited Liability Company Agreement") and will be fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company

Agreement—Limited Liability"); and the Existing Investors will own such Existing Investor Units free and clear of all liens, encumbrances, security interests, equities, charges and other claims except restrictions on transferability contained in the Limited Liability Company Agreement.

        (i)    Valid Issuance of the Units. At the First Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the First Closing Date); at the First Closing Date or the Second Closing Date (as defined in Section 2), as the case may be, the Firm Units and the Option Units, as the case may be, and the limited liability company interests represented thereby, will be duly and validly authorized by the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability"). Other than the Existing Investor Units, the Units will be the only limited liability company interests of the Company issued and outstanding at each Closing Date.

        (j)    Ownership of Certain Delaware LLCs. At each Closing Date, after giving effect to the Transactions, (i) the Company will own 100% of the limited liability company interests of each of CWDPL LLC, CWDPL Holding, CPG and Central, (ii) Central will own 100% of the limited liability company interests of each of NGL Del, Processing Del and Additional Holding and (iii) CPG will own 100% of the limited liability company interests of each of CFS/CGC Holding and CFS/CGC Del GP. At each Closing Date, such limited liability company interests will be duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each such limited liability company and will be fully paid (to the extent required under the applicable limited liability company's certificate of formation and limited liability company agreement) and nonassessable (except as such nonassessability may be affected Section 18-607 of the Delaware LLC Act); and the Company, Central and CPG, respectively, will own all such interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (k)   Ownership of Delaware LP. At each Closing Date, after giving effect to the Transactions, CWDPL LLC will own a 0.001% general partner interest in CWDPL LP and the Company will own a 99.999% limited partner interest in CWDPL LP. At each Closing Date, such partnership interests will be duly authorized and validly issued in accordance with the limited partnership agreement of CWDPL LP and will be fully paid (to the extent required under the limited partnership agreement of CWDPL LP) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and all such interests will be owned free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (l)    Ownership of Delaware Corporation. At each Closing Date, after giving effect to the Transactions, CPG will own 100% of the outstanding capital stock of CGPI. At each Closing Date, such capital stock will be duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of CGPI and will be fully paid and nonassessable; and CPG will own all such capital stock free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (m)  Ownership of Certain Texas LPs. At each Closing Date, after giving effect to the Transactions, (i) CFS/CGC Del GP will own a 0.001% general partner interest in CFS/CGC LP and CFS/CGC Holding will own a 99.999% limited partner interest in CFS/CGC LP, (ii) NGL Del will own a 0.001% general partner interest in Copano NGL and Additional Holding will own a 99.999% limited partner interest in Copano NGL, (iii) Processing Del will own a 0.001% general partner interest in Copano Processing and Additional Holding will own a 99.999% limited partner interest in Copano Processing, (iv) [confirm GP and LP ownership interests of CFSCB LP, CFSST LP, CFSAD LP, CFSUGC LP, CFSLO LP, CPSST LP, CPSUGC LP, CPSH LP, CPSTGC LP, CESUGC LP and CESTGC LP]. At each Closing Date, such partnership interests will be duly authorized and validly issued in accordance with the limited partnership agreement of each such limited partnership and will be fully paid (to the extent required under the applicable limited partnership's limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and all such interests will be owned free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (n)   Ownership of Webb/Duval. At each Closing Date, after giving effect to the Transactions, CWDPL LP will own a 62.5% [general] partner interest in Webb/Duval. At each Closing Date, such general partner interest will be duly authorized and validly issued in accordance with the limited partnership agreement of Webb/Duval; and all such interests will be owned free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (o)   Ownership of Texas LLCs. At each Closing Date, after giving effect to the Transactions, CGPI will own 100% of the limited liability company interests of each of the Texas LLCs. At each Closing Date, such limited liability company interests will be duly authorized and validly issued in accordance with the articles of organization and regulations of each such limited liability company and will be fully paid (to the extent required under the applicable limited liability company's articles of organization and regulations) and nonassessable (except as such nonassessability may be affected Section 5.09 of the Texas LLC Act); and CGPI, respectively, will own all such interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreements.

        (p)   No Other Subsidiaries. Other than its ownership interests in the Copano Entities described in this Section 1, the Company does not own and at each Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

        (q)   No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities in any of the Copano Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Copano Entities other than as provided in the Prospectus and the Limited Liability Company Agreement or as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Company or (B) any membership or partnership interests in or capital stock of any of the other Copano Entities.

        (r)   Capitalization. As of June 30, 2004, the Company would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

        (s)   Effective Date of Mergers, Conversions and Distributions. All Contribution Documents and all Merger and Conversion Documents relating to each of the Mergers, Conversions and Distributions required to be filed will be filed prior to the First Closing Date, and any Mergers, Conversions and Distributions will become effective under the laws of the jurisdiction applicable to each such Merger, Conversion or Distribution on or prior to the First Closing Date.

        (t)    Authority and Authorization. The Company has all requisite limited liability company power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement, and (ii) the Existing Investor Units, in accordance with and upon the terms and conditions set forth in the Limited Liability Company Agreement. At the Closing Date and the Second Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Copano Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the Existing Investor Units, the execution and delivery by the Copano Entities of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements (as defined below), shall have been validly taken.

        (u)   Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Copano Parties and constitutes the valid and legally binding agreement of each of the Copano Parties, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

        (v)   Enforceability of Other Agreements. At or before the First Closing Date:

  (1)
  the Limited Liability Company Agreement will have been duly authorized, executed and delivered by the Members (as defined in the Limited Liability Company Agreement) and will be a valid and legally binding agreement of the Initial Members (as defined in the Limited Liability Company Agreement) and the Members,

    enforceable against the Initial Members and the Members in accordance with its terms;

  (2)
  the certificate of formation, regulations, limited liability company agreement, regulations, limited partnership agreement or other organizational documents, as applicable, of each of the Copano Entities (together with the articles of incorporation and bylaws of CGPI, the "Copano Entity Operative Documents") will have been duly authorized, executed and delivered by the Copano Entities parties thereto, as applicable, and will be a valid and legally binding agreement of the respective parties thereto, enforceable against the Copano Entities parties thereto in accordance with its terms;

  (3)
  each of the Contribution Documents and the Merger and Conversion Documents will have been duly authorized, executed and delivered by the Copano Entities parties thereto and will be a valid and legally binding agreement of the respective parties, enforceable against the Copano Entities parties thereto in accordance with its terms;

  (4)
  each of the Credit Agreements will have been duly authorized, executed and delivered by the Copano Entities parties thereto and will be a valid and legally binding agreement of the respective parties, enforceable against the Copano Entities parties thereto in accordance with its terms;

    provided that, with respect to each agreement described in this Section 1(v), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

    The Limited Liability Company Agreement and the Copano Entity Operative Documents, as each of the same may be amended or restated at or prior to the First Closing Date, together with the Transaction Documents, are referred to collectively as the "Operative Agreements."

        (w)  No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Copano Entities that are parties hereto and thereto or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Copano Entity Operative Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Copano Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Copano Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Copano Entities (other than liens created pursuant to the Credit Agreements), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

        (x)   No Consents. Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Closing Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Copano Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Copano Entities and the consummation of the transactions contemplated hereby and thereby (including the Transactions).

        (y)   No Default. None of the Copano Entities (i) is in violation of its applicable Copano Entity Operative Documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Copano Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Copano Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Copano Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

        (z)   Conformity to Description of Units and Existing Investor Units. The Units, when issued and delivered in accordance with the terms of the Limited Liability Company Agreement against payment therefor as provided herein, and the Existing Investor Units, when issued and delivered in accordance with the terms of the Limited Liability Company Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

          (aa) No Material Adverse Changes. No Copano Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Copano Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders' equity, partners' equity, members' equity, results of operations, business or prospects of the Copano Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus. Since the date of the latest audited financial statements included in the Prospectus, none of the Copano Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Copano Entities, taken as a whole otherwise than as set forth or contemplated in the Prospectus.

          (bb) Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption "Summary Historical and Pro Forma Consolidated Financial and Operating Data" and the selected historical and pro forma financial and operating information set forth under the caption "Selected Historical and Pro Forma Consolidated Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Company included in the Registration Statement and Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Securities Act; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (cc) Independent Public Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Copano Entities and Webb/Duval, whose report appears in the Prospectus and who has delivered the letters referred to in Section 6(f) hereof, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

          (dd) Title to Real Property. At each Closing Date, each Copano Entity will have good and indefeasible title to all real property and good title to all personal property described in the

  Prospectus to be owned by such Copano Entity, free and clear of all (i) liens and security interests except liens or security interests securing indebtedness incurred, assumed or agreed to by that Copano Entity specifically listed in any of the Transaction Documents or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus; provided that, with respect to any real property and buildings held under lease by any Copano Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Copano Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

          (ee) Insurance. The Copano Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Copano Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Closing Date.

          (ff)  Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Copano Parties, threatened against any of the Copano Entities, or to which any of the Copano Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus and are not described as required; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Registration Statement or Prospectus as required or filed as exhibits to the Registration Statement as required.

          (gg) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Copano Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Copano Entity on the other hand that is required to be described in the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Copano Entity to or for the benefit of any of the officers or directors of any Copano Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No Copano Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Copano Entity.

          (hh) Sarbanes-Oxley Act of 2002. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

          (ii)   No Labor Dispute. Except as disclosed in the Prospectus, no labor dispute with the employees of any Copano Entity exists or, to the knowledge of the Copano Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (jj)   Tax Returns. Each of the Copano Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

          (kk) Books and Records. Each Copano Entity (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ll)   Environmental Compliance. The Copano Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (mm) Sufficiency of the Transaction Documents. The Transaction Documents were or will be legally sufficient to transfer or convey to the respective Copano Entity satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable that Copano Entity to conduct their operations

  (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Transaction Documents and those set forth in the Prospectus. Each Copano Entity, upon execution and delivery of the Transaction Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Company included in the Prospectus, except as disclosed in the Prospectus and the Transaction Documents.

          (nn) Permits. Each of the Copano Entities has, or at each Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Copano Entities has, or at each Closing Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains, or at each Closing Date will contain, any restriction that is materially burdensome to the Copano Entities considered as a whole.

          (oo) Private Placement. The sale and issuance of the Existing Units to each Existing Investor are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Copano Entities has taken or will take any action that would cause the loss of such exemption.

          (pp) No Distribution of Other Offering Materials. The Copano Entities have not distributed and, prior to the later to occur of (i) the First Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

          (qq) NASDAQ National Market Listing. The Units have been approved for listing on the NASDAQ National Market, subject only to official notice of issuance.

          (rr)  Investment Company; Public Utility Holding Company. None of the Copano Entities is now, and after the sale of the Units to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended or (ii) a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended.

          (ss)  Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any Copano Party and any person that would give rise to a valid claim against any Copano Party or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

          (tt)  Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

        2.    Purchase, Sale and Delivery of the Firm Units.

        (a)   On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $            per unit, the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 8 hereof. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Underwriters may determine.

        (b)   Payment for and delivery of the Firm Units are to be made at the offices of Vinson & Elkins L.L.P., Houston, Texas, at 9:00 a.m., Houston time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "First Closing Date." As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. On the First Closing Date, the Company shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company ("DTC") for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.

        (c)   In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Units at the price per unit as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date or (ii) only once thereafter within 30 days after the date of this Agreement, by you to the Company setting forth the number of Option Units as to which the several Underwriters are exercising the option, the names and denominations in which the Option Units are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Units are to be delivered shall be determined by the Underwriters but shall not be earlier than two nor later than five full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Second Closing Date," and the First Closing Date and the Second Closing Date each referred to as a "Closing Date"). On the Second Closing

Date, the Company shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds.

        If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Second Closing Date. The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter as set forth on Schedule I hereto, adjusted by you in such manner as to avoid fractional Units. The option with respect to the Option Units granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. You may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

        3.    Offering by the Underwriters.

        It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Underwriters deem it advisable to do so. The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Underwriters may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Units are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

        It is further understood that you will act as the Underwriters for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

        4.    Covenants of the Copano Parties.

        Each of the Copano Parties, jointly and severally, covenants and agrees with the several Underwriters that:

        (a)   Preparation of Prospectus and Registration Statement. Each of the Copano Parties will (i) use its best efforts to cause the Registration Statement to become effective and, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Underwriters containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

        (b)   Copies of Reports. For a period of two years following the Effective Date, to furnish or to make available via the Commission's Electronic Data Gathering, Analysis and

Retrieval (EDGAR) System to the Underwriters a copy of all materials furnished by the Partnership to its security holders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or national securities association upon which the Common Units may be listed pursuant to requirements of or agreements with such exchange or association or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

        (c)   Notification of Certain Events Related to the Commission. Each of the Copano Parties will advise the Underwriters promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. Each of the Copano Parties will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

        (d)   Filing of Amendment or Supplement. Each of the Copano Parties will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, the Company will furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be unreasonably withheld or delayed.

        (e)   Qualification. Each of the Copano Parties will cooperate with the Underwriters in endeavoring to qualify the Units for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Copano Parties will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Units.

        (f)    Delivery of Documents. The Company will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request. The Company will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request. The Company will deliver to the Underwriters at or before the Closing Date, a signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Underwriters such number of conformed copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriters may reasonably request.

        (g)   Compliance; Corrections. The Company will comply with the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to (i) correct an untrue statement of material fact, (ii) make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading or (iii) comply with any law, the Company in each case will prepare promptly and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented corrects such statement or omission or effects such compliance.

        (h)   Reports to Security Holders. The Company will make generally available to its unitholders, as soon as it is practicable after the Closing Date, but in any event not later than 15 months after the Effective Date, an earnings statement of the Company and its subsidiaries (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning the first day of the month following the month that includes the Effective Date, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158) and will advise you in writing when such statement has been so made available.

        (i)    Financial Statements. Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

        (j)    Lock-up Period. No offering, sale, short sale, pledge or other disposition of any Units or other securities convertible into or exchangeable or exercisable for Units or derivative of Units (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company other than in connection with the public offering contemplated by this Agreement, pursuant to employee benefit plans as in existence as of the date of the Prospectus or with the prior written consent of RBC Capital Markets Corporation on behalf of the Underwriters.

        (k)   Listing. The Company will apply for the listing of the Units on the NASDAQ National Market and will use its best efforts to effect that listing, subject to notice of issuance, prior to the First Closing Date.

        (l)    Lock-up Letters. The Company shall cause each Existing Investor and each officer and director of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, pledge, sell short or otherwise dispose of any Units or other equity securities of the Company, or any other securities convertible, exchangeable or exercisable for Units or derivative of Units owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of the Prospectus, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation. The 180-day restricted period will be extended if (i) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period; in either such case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        (m)  Application of Proceeds; Rule 463. The Company shall apply the net proceeds of its sale of the Units as described under the heading "Use of Proceeds" in the Prospectus and shall report with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

        (n)   Investment Company. The Company will use its best efforts to ensure that no Copano Entity or any subsidiary thereof shall become an "investment company," as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, for a period of five years after the last Closing Date.

        5.    Costs and Expenses.

        Each of the Copano Parties covenants and agrees with one another and with the Underwriters that the Company will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) the costs and charges of any transfer agent or registrar; (f) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) the filing fees incident to securing the review by the NASD of the terms of sale of the Units; (h) any applicable listing or other fees; (i) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 4(e); (j) the costs and expenses of the Copano Parties relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the appropriate Copano Parties and any such consultants; and (l) all other costs and expenses incident to the performance of the obligations of the Copano Parties under this Agreement; provided that, except as provided in this Section 5 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

        6.    Conditions of Obligations of the Underwriters.

        The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Second Closing Date are subject to the accuracy, as of each Closing Date, of the representations and warranties of the Copano Parties contained herein, to the performance by the each of the Copano Parties of its covenants and obligations hereunder and to the following additional conditions:

        (a)   The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been timely made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or threatened or, to the knowledge of the Copano Parties, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

        (b)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Copano Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c)   The Underwriters shall have received on the Closing Date and the Second Closing Date, if any, the opinions of Vinson & Elkins L.L.P., counsel for the Company, dated each of the Closing Date and the Second Closing Date, if any, addressed to the Underwriters, in the form and substance satisfactory to the Underwriters, to the effect that:

          (1)    Formation and Qualification of Delaware Limited Liability Companies.    Each of the Delaware LLCs has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus. Each of the Delaware LLCs is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction set forth under its name on Annex I to this opinion.

          (2)    Formation and Qualification of Delaware Limited Partnership.    CWDPL LP has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all partnership power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. CWDPL LP is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction set forth under its name on Annex I to this opinion.

          (3)    Formation and Qualification of Delaware Corporation.    CGPI has been duly formed and is validly existing as a corporation in good standing under the DGCL with all corporate power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus. CGPI is duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction set forth under its name on Annex I to this opinion.

          (4)    Formation and Qualification of Texas Limited Partnerships.    Each of the Texas LPs has been duly formed and is validly existing as a limited partnership in good standing under the Texas LP Act with all partnership power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Texas LPs is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction set forth under its name on Annex I to this opinion.

          (5)    Formation and Qualification of Texas Limited Liability Companies.    Each of the Texas LLCs has been duly formed and is validly existing as a limited liability company in good standing under the Texas LLC Act with all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus. Each of the Texas LLCs is duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction set forth under its name on Annex I to this opinion.

          (6)    Ownership of the Existing Investor Units.    Affiliates of the Company's management own 827,132 Common Units and 1,428,078 Subordinated Units, (ii) affiliates of CSFB will own 605,560 Common Units and 1,045,524 Subordinated Units and (iii) affiliated funds of EnCap will own 605,560 Common Units and 1,045,524 Subordinated Units. All of such Existing Investor Units and the limited liability company interests represented thereby have been be duly authorized and validly issued in accordance with the Limited Liability Company Agreement and are fully paid (to the extent required under the Limited Liability Company Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability"); and the Existing Investors own such Existing Investor Units free and clear of all liens, encumbrances (except restrictions on transferability contained in the Limited Liability Company Agreement), security interests, equities, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each Existing Investor naming that Existing Investor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (7)    Valid Issuance of the Units.    The Units to be issued and sold to the Underwriters by the Company pursuant to this Agreement and the limited liability company interests represented thereby have been duly and validly authorized by the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Limited Liability Company Agreement—Limited Liability"). Other than the Existing Investor Units, the Units will be the only limited liability company interests of the Company issued and outstanding at the applicable Closing Date.

          (8)    Ownership of Certain Delaware LLCs.    The Company owns 100% of the limited liability company interests of each of CWDPL LLC, CWDPL Holding, CPG and Central; Central owns 100% of the limited liability company interests of each of NGL Del, Processing Del and Additional Holding; and CPG owns 100% of the limited liability company interests of each of CFS/CGC Holding and CFS/CGC Del GP. Such limited liability company interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each such limited liability company and are fully paid (to the extent required under the applicable limited liability company's certificate of formation and limited liability company agreement) and nonassessable (except as such nonassessability may be affected Section 18-607 of the Delaware LLC Act); and the Company, Central and CPG, respectively, own all such interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company, Central or CPG, as applicable, is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

          (9)    Ownership of Delaware LP.    CWDPL LLC owns a 0.001% general partner interest in CWDPL LP and the Company owns a 99.999% limited partner interest in CWDPL LP. Such partnership interests have been duly authorized and validly issued in accordance with the limited partnership agreement of CWDPL LP and are fully paid (to the extent required under the limited partnership agreement of CWDPL LP) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and all such interests will be owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CWDPL LP or the Company is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

          (10)    Ownership of Delaware Corporation.    CPG owns 100% of the outstanding capital stock of CGPI. Such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of CGPI and is be fully paid and nonassessable; and CPG owns all such capital stock free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the CPG is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL.

          (11)    Ownership of Certain Texas LPs.    (i) CFS/CGC Del GP owns a 0.001% general partner interest in CFS/CGC LP and CFS/CGC Holding owns a 99.999% limited partner interest in CFS/CGC LP, (ii) NGL Del owns a 0.001% general partner interest in Copano NGL and Additional Holding owns a 99.999% limited partner interest in Copano NGL, (iv) Processing Del owns a 0.001% general partner interest in Copano Processing and Additional Holding owns a 99.999% limited partner interest in Copano Processing, (v) [confirm GP and LP ownership interests of CFSCB LP, CFSST LP, CFSAD LP, CFSUGC LP, CFSLO LP, CPSST LP, CPSUGC LP, CPSH LP, CPSTGC LP, CESUGC LP and CESTGC LP]. Such partnership interests have been duly authorized and validly issued in accordance with the limited partnership agreement of each such limited partnership and are fully paid (to the extent required under the applicable limited partnership's limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Sections 3.03, 5.02 and 6.07 of the Texas LP Act); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming CFS/CGC Del GP, CFS/CGC LP, NGL Del, Additional Holding, Processing Del [confirm others], as applicable, is on file as of a recent date in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

          (12)    Ownership of Webb/Duval.    CWDPL LP owns a 62.5% [general] partner interest in Webb/Duval. Such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of Webb/Duval; and such interest is owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming CWDPL LP is on file as of a recent date in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

          (13)    Ownership of Texas LLCs.    CGPI owns 100% of the limited liability company interests of each of the Texas LLCs. Such limited liability company interests have been duly authorized and validly issued in accordance with the articles of organization and regulations of each such limited liability company and are fully paid (to the extent required under the applicable limited liability company's articles of organization and regulations) and nonassessable (except as such nonassessability may be affected Section 5.09 of the Texas LLC Act); and CGPI owns all such interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming CGPI is on file as of a recent date in the office of the Secretary of State of the State of Texas or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LLC Act.

          (14)    No Preemptive Rights, Registration Rights or Options.    Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities in any of the Copano Entities. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Company other than as provided in the Prospectus and the Limited Liability Company Agreement or as have been waived. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A)

  any Common Units or Subordinated Units or other interests in the Company or (B) any membership or partnership interests in or capital stock of any of the other Copano Entities.

          (15)    Authority.    The Company has all requisite limited liability company power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement, and (ii) the Existing Investor Units, in accordance with and upon the terms and conditions set forth in the Limited Liability Company Agreement.

          (16)    Effectiveness of Mergers and Conversions.    Each of the Mergers and Conversions became effective under the laws of the jurisdiction applicable to each on or prior to the First Closing Date.

          (17)    Authorization, Execution and Delivery of Agreement.    This Agreement has been duly authorized and executed and delivered by each of the Copano Parties.

          (18)    Enforceability of Other Agreements.    (a) The Limited Liability Company Agreement has been duly authorized, executed and delivered by the Members (as defined in the Limited Liability Company Agreement) and is a valid and legally binding agreement of the Initial Members (as defined in the Limited Liability Company Agreement) and the Members, enforceable against the Initial Members and the Members in accordance with its terms; (b) each of the Copano Entity Operative Documents has been duly authorized, executed and delivered by the Copano Entities parties thereto, as applicable, and is a valid and legally binding agreement of the respective parties thereto, enforceable against the Copano Entities parties thereto in accordance with its terms; and (c) each of the Contribution Documents and the Merger and Conversion Documents has been duly authorized, executed and delivered by the Copano Entities parties thereto and is a valid and legally binding agreement of the respective parties, enforceable against the Copano Entities parties thereto in accordance with its terms; provided that, with respect to each agreement described in this paragraph 18, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

          (19)    No Conflicts.    None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Copano Entities that are parties hereto and thereto or the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Copano Entities pursuant to (i) the applicable Copano Entity Operative Documents, (ii) any other agreement, lease or other instrument filed as an exhibit to the Registration Statement (other than liens created under the Credit Agreements) or (iii) the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act, the Texas LLC Act or federal law, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Copano Entities to perform their respective obligations under this Agreement or any of the Operative Agreements; provided, however, that no opinion is expressed pursuant to this paragraph 19 with respect to securities and other anti-fraud statutes, rules or regulations.

          (20)    No Consents.    No consent, approvals, authorizations, order, registration, notice, filing or qualification ("consent") with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act, the Texas LLC Act or federal law is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Copano Entities parties hereto and thereto or the consummation by the Copano Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Prospectus.

          (21)    Descriptions and Summaries.    The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Business—Environmental Matters," "Certain Relationships and Related Party Transactions," "Description of the Common Units," "Description of the Subordinated Units," "The Limited Liability Company Agreement" and "Investment in Our Company by Employee Benefit Plans," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions are accurate and complete in all material respects; and the Common Units and the Subordinated Units conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions "Summary—The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

          (22)    Legal Proceedings or Contracts to be Described or Filed.    To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Copano Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Rules and Regulations that are not described or filed as required.

          (23)    Tax Opinion.    The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

          (24)    Effectiveness of Registration Statement.    The Registration Statement was declared effective under the Securities Act on [    ], 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

          (25)    Form of Registration Statement and Prospectus.    The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Closing Date (except for the financial statements and the notes and schedules thereto, and other financial and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

          (26)    Private Placement.    The offer, sale and issuance of the Existing Units to each Existing Investor pursuant to the Limited Liability Company Agreement are exempt from the registration requirements of the Securities Act.

          (27)    No Additional Liability.    Upon the consummation of the Transactions, the Company will not be liable under the laws of the State of Texas for the liabilities of the Copano Entities organized or incorporated in a jurisdiction other than the State of Texas and the unitholders will not be liable under the laws of the State of Texas for the liabilities of those entities, except in each case to the same extent as under the laws of the State of Delaware.

          (28)    No Violation of Law.    The execution, delivery and performance of the Contribution Documents relating to the transfer of property in the State of Texas has not violated and will not violate any statute of the State of Texas or any rule, regulation or, to the knowledge of such counsel, without independent investigation, any order of any agency of the State of Texas having jurisdiction over any of the Copano Entities or any of their respective properties, except for any such violations which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the holders of Units or the operations conducted in the State of Texas by the Copano Entities, taken as a whole.

          (29)    Sufficiency of all Contribution Documents.    Each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the State of Texas as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the

  Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title.

          (30)    Recording of Deeds and Assignments.    Each of the deeds and assignments constituting part of the Contribution Documents conveying real property (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the State of Texas, to the extent such recordation is required to evidence title to the properties covered thereby in the transferee thereunder and, upon proper recordation of any of such Contribution Documents conveying real property in the State of Texas, will constitute notice to all third parties under the recordation statutes of the State of Texas concerning record title to the assets transferred thereby. Recordation in the office of the County Clerk for each county in which the Copano Entities own property is the appropriate public office in the State of Texas for the recordation of deeds and assignments of interests in real property located in such county.

          (31)    Rights of Way.    CPG is entitled to exercise the power of eminent domain in the State of Texas to secure rights-of-way necessary to operate and maintain each of its common carrier pipelines, subject to the duties and obligations conferred or imposed by Chapter 111 of the Texas Natural Resources Code and to the requirements and regulation of the Railroad Commission of Texas.

          (32)    Investment Company; Public Utility Holding Company.    None of the Copano Entities is an "investment company" within the meaning of the Investment Company Act of 1940, as amended or a "public utility company," a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Copano Parties, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in paragraph 21 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act and the Texas LLC Act, (D) with respect to the opinions expressed in paragraphs 1 through 5 above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Copano Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Closing Date, as the case may be, and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Copano Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents or the Contribution Agreement nor with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Entities may be subject.

        (d)   The Underwriters shall have received on the Closing Date and the Second Closing Date, if any, the opinions of Douglas L. Lawing, General Counsel and Secretary of the Company, dated each of the Closing Date and the Second Closing Date, if any, addressed to the Underwriters to the effect that:

          (1)    No Default.    To the knowledge of such counsel, none of the Copano Entities (i) is in violation of its applicable Copano Entity Operative Documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Copano Entities to perform their obligations under this Agreement or the Operative Agreements.

          (2)    No Conflicts.    None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Copano Entities that are parties hereto and thereto or the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Copano Entities pursuant to (i) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the Registration Statement) or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to any of the Copano Entities or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or liens would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Copano Entities to perform their respective obligations under this Agreement or any of the Operative Agreements; provided, however, that no opinion is expressed pursuant to this paragraph 2 with respect to securities and other anti-fraud statutes, rules or regulations.

          (3)    Permits.    To the knowledge of such counsel, each of the Copano Entities has, or at each Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; and, to the knowledge of such counsel, none of the Copano Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (4)    Litigation.    Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Copano Entities or to which any of the Copano Entities is a party or to which any of their respective properties is subject, which, if adversely determined to such Holly Entities, would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Copano Entities, taken as a whole.

        In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Copano Parties, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors' reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act and the Texas LLC Act, (D) state that he expresses no opinion with respect to the title of any of the Copano Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents or the Contribution Agreement nor with respect to the accuracy or descriptions of real or personal property and (E) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Entities may be subject.

        (e)   The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, an opinion dated each of the Closing Date and the Second Closing Date, if any, with respect to the validity of the Units and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information from the Copano Parties as they reasonably request to enable them to pass upon such matters.

        (f)    At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

        (g)   With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Underwriters a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated each of the Closing Date and the Second Closing Date, if any, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the

Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

        (h)   The Underwriters shall have received from each of the Copano Parties, on behalf of itself and its direct and indirect subsidiaries, on each of the Closing Date and the Second Closing Date, if any, a certificate or certificates of its Chairman, its principal executive officer or its principal financial officer to the effect that, as of the Closing Date or the Second Closing Date, if any, each of them represents as follows:

          (1)   No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission;

          (2)   The representations and warranties of the Copano Parties contained in Section 1 hereof are true and correct as of the Closing Date or the Second Closing Date, if any;

          (3)   The Copano Parties have complied with all their agreements contained herein and the conditions set forth herein have been fulfilled;

          (4)   All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

          (5)   They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (i) as of the Effective Date, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus but has not been so set forth; and

          (6)   No event contemplated by Section 6(j) in respect of the Copano Entities shall have occurred.

        (i)    The Units shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

        (j)    Since the date of the latest audited financial statements included in the Prospectus (A) none of the Copano Entities (including any direct or indirect predecessors in connection with the Mergers) shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Copano Entities, taken as a whole, and (B) there shall not have been any change in the capitalization or long-term debt of any of the Copano Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, partners' equity, members' equity, results of operations business or prospects of the Copano Entities, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

        (k)   Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriters and to Baker Botts L.L.P., counsel for the Underwriters.

        If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company of such termination in writing on or prior to the Closing Date or the Second Closing Date, if any. In such event, the Copano Parties and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 13 hereof).

7.    Indemnification.

        (a)   Each of the Copano Parties, jointly and severally, agrees:

          (1)   to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter, director, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "Marketing Materials"), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus or in the Prospectus, or in any amendment or supplement thereto, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided, however, that the Copano Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Copano Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or through the Underwriters specifically for inclusion therein, which information consists solely of the information specified in Section 12; and

          (2)   to reimburse each Underwriter and each such director, officer, employee and controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such director, officer, employee or controlling person in connection with investigating, defending or preparing to defend against any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Units, whether or not such Underwriter, director, officer, employee or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

        (b)   Each Underwriter severally and not jointly will indemnify and hold harmless each of the Copano Parties, their respective officers and employees, each of their respective directors and managers and each person, if any, who controls any Copano Party within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Copano Party or such officer, employee, director, manager or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which written information consists solely of the information specified in Section 12; and, subject to Section 8(c), to reimburse the Copano Party and any such director, manager, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Copano Party or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage or liability as such expenses are incurred.

        (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. The indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) to the extent such party was materially prejudiced by the failure to receive such notice. The failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

        It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        (d)   If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Copano Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses)

received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Copano Parties on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Copano Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Units purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e)   In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        (f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Copano Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Copano Parties, their directors or officers or any persons controlling the Copano Parties, (ii) acceptance of any Units and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Copano Parties, their directors or officers, or any person controlling the Copano Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

8.    Default by Underwriters.

        If on the Closing Date or the Second Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Copano Parties), you shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Units or Option Units, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Underwriters, shall not have procured such other Underwriters, or any others, to purchase the Firm Units or Option Units, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Firm Units or Option Units, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Units or Option Units, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Units or Option Units, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units of Firm Units or Option Units, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Units or Option Units, as the case may be, covered hereby, the Copano Parties or you as the Underwriters of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 7 hereof; provided, that any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the member of Units which it agreed to purchase on the Closing Date or the Second Closing Date pursuant to the terms of Section 2. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Second Closing Date, if any, may be postponed for such period, not exceeding seven days, as you may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Notices.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to	RBC Capital Markets Corporation 5700 Williams Tower 2800 Post Oak Blvd. Houston, TX 77056 Attention: Joseph Cunningham Managing Director

Fax: (713) 403-5626
if to the Copano Parties, to	Copano Energy, L.L.C. 2727 Allen Parkway, Suite 1200 3. Houston, Texas 77019 Attention: John R. Eckel, Jr. Chief Executive Officer Fax: (713) 621-9545

Any such communications shall take effect at the time of receipt thereof. The Copano Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by RBC Capital Markets Corporation.

10.    Termination.

        The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to the delivery of and payment for the Firm Units if, prior to that time, any of the events described in Section 6(j) or (6)(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11.    Persons Entitled to Benefit of Agreement.

        This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Copano Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Copano Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the Copano Parties, officers of the Copano Parties who have signed the Registration Statement and any person controlling the Copano Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

12.    Information Provided by Underwriters.

        The Copano Parties and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Prospectus or any Registration Statement consists of the information contained in the table in the first paragraph and in the fifth, ninth, tenth, eleventh, twelfth, eighteenth and nineteenth paragraphs under the caption "Underwriting" in the Prospectus.

13.    Reimbursement of Underwriters' Expenses.

        If the Company shall fail to tender the Units for delivery to the Underwriters at the First Closing Date by reason of any failure, refusal or inability on the part of the Copano Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Copano Parties is not fulfilled, the Copano Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and, upon demand, the Copano Parties shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Copano Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.    Miscellaneous.

        The respective indemnities, representations, warranties and agreements of the Copano Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

        For purposes of this Agreement, "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

        The headings in this Agreement are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[remainder of page intentionally blank]

        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,
COPANO ENERGY, L.L.C.
By	Name: Title:
COPANO PIPELINES GROUP, L.L.C.
By	Name: Title:
COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.
By	Name: Title:
COPANO/WEBB-DUVAL PIPELINE, L.P.
By	Name: Title:
COPANO HOUSTON CENTRAL, L.L.C.
By	Name: Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
KEYBANC CAPITAL MARKETS, A DIVISION OF McDONALD INVESTMENTS INC.
SANDERS MORRIS HARRIS INC.

By:	RBC Capital Markets Corporation
By:
Name:
Title:

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Units to be Purchased
RBC Capital Markets Corporation
KeyBanc Capital Markets, a division of McDonald Investments Inc.
Sanders Morris Harris Inc.

Total	5,000,000

ANNEX I

FOREIGN QUALIFICATIONS

QuickLinks

  Exhibit 1.1
SCHEDULE I SCHEDULE OF UNDERWRITERS
ANNEX I FOREIGN QUALIFICATIONS